UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2009
MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)
(604) 684-1099
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 27, 2009 Mercer International Inc.’s (the “Company”) wholly-owned subsidiary, Zellstoff Celgar Limited Partnership (“ZCL”), the owner and operator of the Company’s Celgar mill, completed an amendment (the “Amendment”) to its C$40.0 million revolving working capital facility (the “Celgar Credit Facility”). The terms of the Amendment are set out in the Amended and Restated Credit Agreement dated November 27, 2009 between ZCL and CIT Business Credit Inc., as agent, (the “Agent”) and the lenders (the “Lenders”) that are from time to time parties thereto (the “Amended Celgar Credit Agreement”).
The description below is a summary of certain selected terms of the Amendment. It does not purport to be complete and is qualified in its entirety by the complete text of the Amended Celgar Credit Agreement itself, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Maturity Date
The Amendment extends the maturity of the Celgar Credit Facility to May 20, 2013.
Interest Rate and Fees
The Amendment revises the applicable interest rates under the Celgar Credit Facility as follows: (i) Canadian and U.S. denominated advances will bear interest at a designated prime rate plus 2.0% for Canadian advances and at a designated base rate plus 2.0% per annum for U.S. advances; (ii) banker’s acceptance equivalent loans will bear interest at the applicable Canadian dollar banker’s acceptance rate plus 3.75% per annum; and (iii) LIBOR advances will bear interest at LIBOR plus 3.75% per annum.
Additionally, the Amendment revises the annual standby fee payable on any unutilized portion of the Celgar Credit Facility from 0.25% to 0.5% and the guarantee fee payable in respect of outstanding letter of credit guarantees from 1.75% to 3.25%.
Revisions to Excess Availability and Availability Reserve Requirements
The Amendment reduces the amount of excess availability, which must be maintained by ZCLP to prevent activation of the fixed charge coverage ratio under the Celgar Credit Facility, from C$8.0 million to C$2.0 million. The Amendment also reduces the availability reserve required in respect of the borrowing base from C$4.0 million to C$3.0 million.
Amendments to Calculation of Borrowing Base
Borrowings under the Celgar Credit Facility are subject to borrowing base limitations equal to 85% of eligible accounts receivable and a percentage of eligible inventory varying between 65% and 85%. The Amendment revises the definition of eligible inventory to include pulp logs. Additionally, under the terms of the Amendment, the definition of eligible accounts no longer includes accounts for which payment is less than 210 days past the original invoice date thereof and less than 60 days past the due date thereof.
Elimination of Foreign Exchange Sub Line
The Amendment eliminates the Celgar Credit Facility’s foreign exchange sub line in respect of hedging arrangements.

Amendment Fees
In connection with the Amendment, ZCL will pay a work fee of C$0.6 million to the Lenders.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement among Zellstoff Celgar Limited Partnership, as Borrower, and the Lenders from time to time parties thereto, as Lenders and CIT Business Credit Canada Inc., as Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC. /s/ David M. Gandossi David M. Gandossi
Chief Financial Officer
Date: November 30, 2009

MERCER INTERNATIONAL INC.
FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement among Zellstoff Celgar Limited Partnership, as Borrower, and the Lenders from time to time parties thereto, as Lenders and CIT Business Credit Canada Inc., as Agent